June 24, 2010

Mr. Jonathan Shultz

Chief Financial Officer

Socialwise, Inc.

6440 Lusk Boulevard
Suite 200
San Diego, CA 92121

Dear Jonathan;

As per our earlier discussions, Iroquois Capital (“Iroquois”) is pleased to act as a non-exclusive financial advisor to Socialwise, Inc. (the “Company”) regarding the Company’s interest in a strategic growth and a potential capital raise.

Financial Advisory Services

Iroquois will provide financial advisory services as the Company may reasonably request, including the following:

a)

If necessary, visit with representatives of the Company to learn more about its operations, business and financial condition;

b)

Provide advice regarding issues relating to a potential capital raise and potential investment banking contacts (both retail and institutional);

c)

Establish contact with investment banks and registered broker dealers with regard to potential capital raise activity;

d)

Assist in scheduling conference calls or in person meetings with these investment banks and registered broker dealers regarding participation in the proposed capital raise activity;

e)

Assist the Company with issues regarding a value range for potential transactions should they arise;

f)

Counsel the Company as to strategy and tactics for negotiating with these prospective investment banks and registered broker/dealers;

g)

Assuming an agreement is reached for a potential transaction assist in reviewing matters necessary to consummate the potential transaction;

h)

Assist in locating potential investors, both accredited individuals and institutions, in coordination with these investment banks and broker dealers, with a view towards securing direct investment into the company.

Term of Agreement

Iroquois will act for the Company as described above from the date of this letter for a period of six (6) months unless this assignment is extended by mutual consent.  This agreement may be terminated by either party at any time provided ten (10) days written notice is given to the terminated party.

General Retainer, Financial Advisory Fees

As compensation for its services in providing such advice and assistance, the

Company agrees to pay Iroquois, or its assigns, the following:

a) A non refundable advisory fee consisting of 450,000 4 year warrants to purchase shares of the company’s common stock.  The warrants will have a strike price equal to $.60, shall contain piggy back registration rights and full ratchet anti-dilution.

Governing Law

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. The Company hereby agrees that any suit or proceedings arising out of or relating to the engagement contemplated hereby shall be had in the federal or state courts in New York and hereby consents to jurisdiction and venue in such courts.  Iroquois and the Company hereby agree, on its own behalf and on behalf of its security holders, to waive any right to trial by jury with Iroquois regarding any claim, counter-claim or action arising out of or in connection with this letter agreement.

Alternative Dispute Resolution

The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to a mutually agreed upon dispute resolution service (“DRS”) for mediation.

The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement through mediation pursuant to subparagraph (a) above shall be submitted to final and binding arbitration before either the American Arbitration Association or the Alternative Resolution Centers, based on which dispute resolution service is more cost effective at the time of the request for arbitration, in New York County, New York, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq.

Sole and Entire Agreement; Binding Effect

This agreement is the sole and entire agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations and understandings of the parties.  No modifications of this agreement shall be binding unless agreed to in writing by Iroquois and the Company.  This agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

Agreed and Accepted:

/s/ Josh Silverman

Iroquois   Capital

Josh Silverman

/s/ Jonathan Shultz

Socialwise, Inc.

Jonathan Shultz

CFO